EXHIBIT 10.2

               ESCROW AGREEMENT BETWEEN FIDELITY TRANSFER COMPANY,
                               TTI AND THE COMPANY




                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Escrow Agreement") is entered into effective as of the 1st day of August, 1995, by and among TRANSWORLD TELECOMMUNICATIONS, INC., a Pennsylvania corporation ("Transworld"), WIRELESS CABLE & COMMUNICATIONS, INC., a Nevada corporation ("Wireless"), and FIDELITY TRANSFER COMPANY, a Utah corporation ("Fidelity"), with reference to the following facts:
         A. Transworld and Wireless are parties to that certain Agreement and Plan of Reorganization of even date herewith (the "Plan") under which Transworld and Wireless will enter into a transaction in compliance with the provisions of ss. 355 and ss. 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, and pursuant to which Wireless will issue to Transworld, and Transworld will thereafter distribute to its shareholders, 3,500,000 common shares of Wireless (the "Wireless Shares").
         B. Wireless and Transworld have agreed that, immediately after the issuance by Wireless of the Wireless Shares to Transworld, the Wireless Shares will be delivered by Transworld to Fidelity, to be held in accordance with the terms and conditions of this Escrow Agreement, pending the compliance by Transworld and Wireless of certain disclosure and registration requirements set forth in the federal securities laws.
         C. Fidelity acts as transfer agent for Transworld's securities, and is familiar with and maintains, Transworld's shareholder records.

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     D. Fidelity has agreed to act as escrow agent hereunder,  and is willing to accept delivery of, and to hold, the Wireless Shares on the terms and subject to the conditions of this Escrow Agreement.
         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Appointment of Escrow Agent. Wireless and Transworld hereby appoint and designate Fidelity as escrow agent hereunder. Fidelity accepts such appointment, subject to the terms and conditions hereof.
     2. Compensation. Transworld shall pay to Fidelity the amount of Five Hundred Dollars ($500) as full compensation for its services hereunder. Such amount shall be in addition to any amounts due or payable to Fidelity under the provisions of paragraph 5.
     3. Term of Escrow. The term of the escrow established hereunder (the "Escrow") will begin as of the date of the initial deposit of the Escrow Documents, as described below, into the Escrow, and will continue thereafter until terminated as provided in this Escrow Agreement.
     4. Fidelity Instructions. Fidelity's conduct hereunder will be subject to the terms and conditions specified in the other provisions of this Escrow Agreement and to the specific instructions set forth in this paragraph 4.
                  (a) Concurrently with the Closing of the Plan, Transworld will deliver to Fidelity, for deposit into the Escrow, the following certificates, documents, instruments, and agreements (the "Escrow Documents"): (i) the Wireless Shares, represented by one certificate in the name of Fidelity, as escrow agent for Transworld's shareholders; and (ii) such other documents, instruments, stock powers, endorsements or agreements as may be necessary or appropriate for the transfer of the Wireless Shares to the shareholders of Transworld on the books and records of Wireless, in

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accordance with their respective interests as set forth on Schedule "A" attached hereto, upon their release by Fidelity as provided herein.
                  (b) Upon the receipt by Fidelity of (i) the Escrow Documents; and (ii) written notices (the "Release Notices") from both Wireless and Transworld that they have complied with all requirements of the federal securities  laws  necessary  for the  distribution  of the  Wireless  Shares  to
Transworld's shareholders (including the filing of a Form 10 under the Securities Exchange Act of 1934, as amended (the "Act"), and/or proxy or disclosure materials providing substantially all of the information required by Regulation 14A and/or 14C of the Act), Fidelity will, and is hereby instructed to, release the Escrow Documents and to cause to be prepared and delivered to the respective Transworld shareholders at the addresses set forth in the shareholders books and records of Transworld, as maintained by Fidelity, separate certificates for the Wireless Shares in the respective amounts set forth on Schedule "A". Upon Fidelity's delivery of the Escrow Documents in accordance with the provisions of this paragraph, this Escrow Agreement will terminate.
                  (c) If Transworld does not deposit the Escrow Documents, and/or the Escrow Agent has not received the Release Notices from Transworld and Wireless on or before February 1, 1996 (or such other date as Transworld and Wireless will designate by written notice to Fidelity on or before February 1,
1996), Fidelity is hereby instructed to return the Escrow Documents to Transworld, at which time this Escrow Agreement will terminate.
     5. Escrow Agent Terms. The acceptance by Fidelity of its obligations hereunder is subject to the following terms and conditions:
                  (a) Transworld hereby agrees to pay to Fidelity any and all costs or expenses incurred by it in connection with the actions taken hereunder, and to pay to Fidelity such other amounts as shall be incurred by Fidelity in
its  capacity  as  transfer  agent  for   Transworld  in  connection   with  the
transactions described herein (including, without limitation, such certificate and document

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preparation  fees,  stock record  transfer  fees and other costs and expenses as
Transworld and Fidelity shall agree upon).
                  (b) In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform hereunder, Fidelity shall not be liable to anyone for any damages, losses, or expenses which may occur as a result of Fidelity so acting or failing to act; provided, however, that Fidelity will be liable for damages arising out of its negligence or willful default under this Escrow Agreement. Accordingly, Fidelity will not incur any liability with respect to (i) any action taken or omitted to be taken by it in good faith upon written advice by independent counsel given with respect to any questions relating to the duties and responsibilities of the escrow agent hereunder, or
(ii) any  action  taken or omitted to be taken in  reliance  upon any  document, including any written notice or instructions provided for in this Escrow Agreement, the truth and accuracy of any information contained therein which Fidelity in good faith believes to be genuine, to have been signed or presented by the proper person or persons, and to conform with the provisions of this Escrow Agreement.
                  (c)  Transworld  hereby  agrees to indemnify and hold Fidelity
harmless  against  and  from  any  and  all  losses,  claims,   damages,  costs,
liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements (the "Claims") incurred by it arising from any litigation relating to the provisions of this Escrow Agreement; provided, however, that if Fidelity is found guilty of willful default under this Escrow Agreement, then in that event, Fidelity will bear all Claims relating to such willful default and, in addition, will be liable to Wireless and Transworld for their damages, costs, or losses arising from such action by Fidelity.
                  (d) Fidelity will be bound only by the terms of this Escrow Agreement and will not be bound by or incur any liability with respect to the Plan or any other document or understanding of Wireless and Transworld except as expressly provided herein. Fidelity will not have any duties hereunder except those specifically set forth herein.

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     6. Full Force and Effect. The parties hereby expressly consent to the terms of this Escrow  Agreement and agree that it will be given full force and effect.
     7.  Entire   Agreement.   This  Escrow  Agreement  sets  forth  the  entire
understanding of the parties as to the matters set forth herein and cannot be altered or otherwise amended except pursuant to an instrument, in writing, signed by all of the parties hereto.
     8. Governing Law. This Escrow Agreement will be governed by and interpreted in accordance with the laws of the State of Utah, without giving effect to the choice of law provisions thereof.
     9. Counterparts. This Escrow Agreement may be executed in any number of counterparts and/or telecopied counterparts, each of which, when executed and delivered, will be deemed an original, but all of which will together constitute one and the same instrument.
     10. Binding Agreement.  This Escrow Agreement will be binding upon and will
inure  to  the  benefit  of  the  parties  hereto  and  their  heirs,   personal
representatives, successors, and assigns.
     11. Authorizations. Each individual executing this Escrow Agreement hereby represents and warrants to each other person so signing (and to each other entity for which another person may be signing) that he has been duly authorized to execute and deliver this Escrow Agreement in the capacity of the person or entity set forth for which he so executes this Escrow Agreement.
     12. Notices. All notices required or permitted hereunder must be made in writing to the party to be notified and at the address noted for such party below. Notices delivered by United States mail will be deemed delivered two days after deposit in the United States mail, postage prepaid; notices delivered by facsimile or in person will be deemed made when actually received by such party with confirmation.
     13. Time of Essence. Time is of the essence hereof.

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         IN WITNESS WHEREOF,  the parties have executed this Escrow Agreement as of the date first shown above.

                                            TRANSWORLD TELECOMMUNICATIONS, INC.



                                            By:/s/ Troy D'Ambrosio
                                            Its:Vice President



                                           WIRELESS CABLE & COMMUNICATIONS, INC.


                                            By:/s/ Lance D'Ambrosio
                                            Its:President




                                            FIDELITY TRANSFER COMPANY


                                            By:/s/ Linda Kener
                                            Its:President


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